UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 28, 2006

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                               25728

(Address of Principal Executive Offices)                                                                                                      (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

    On July 28, 2006, Champion Industries, Inc. (“Champion”) executed and delivered to Community Trust Bank, Inc. of Pikeville, Kentucky a Promissory Note dated July 28, 2006 in principal amount of $1,200,000 bearing interest at the variable “Wall Street Journal” prime rate and maturing July 28, 2011, with 60 monthly payments of principal and interest in amount of $24,549.14 each, the final payment including all principal and accrued interest not yet paid. The note is secured by a Commercial Security Agreement dated July 28, 2006 creating a security interest in one (1) Heidelberg color printing press and related equipment. The proceeds of this note were used for the purchase of the printing press.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The discussion of the execution of a promissory note payable to Community Trust Bank, Inc. is incorporated herein by reference from “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: July 28, 2006
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer